UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41040	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC
7.00% Senior Notes due 2026	FOSLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2025, Fossil Group, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Maxim Group LLC (“Maxim”) to create an at-the-market equity program. Under the Agreement, the Company may offer and sell its common stock, par value $0.01 per share, from time to time having an aggregate offering amount of up to $50,000,000 (the “Shares”) during the term of the Agreement through Maxim, as sales agent. The Company has agreed to pay Maxim a commission equal to 2.0% of the gross sales price from the sales of Shares pursuant to the Agreement. In addition, the Company has agreed to reimburse Maxim for its reasonable and documented costs and out-of-pocket expenses incurred in connection with its services, including the fees and out-of-pocket expenses of its legal counsel.

Sales of the Shares, if any, under the Agreement may be made through any method permitted by law to be “at-the-market equity offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales directly on The Nasdaq Capital Market, at market prices or as otherwise agreed with Maxim. The Company has no obligation to sell any of the Shares under the Agreement and no assurance can be given that the Company will sell any Shares under the Agreement, or if it does, as to the price or amount of Shares that the Company will sell, or the dates on which any such sales will take place. The offering of Shares pursuant to the Agreement will terminate on the earliest of (i) the sale, pursuant to the Agreement, of Shares having an aggregate offering price of $50,000,000, (ii) the date that is twelve months from the execution of the Agreement, provided that either the Company or Maxim give at least one business day prior notice of termination, or (iii) the mutual written termination of the Agreement.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on November 13, 2025 (the “Registration Statement”) and the prospectus relating to the offer and sale of the Shares that forms a part of the Registration Statement, following such time as the Registration Statement is declared effective by the SEC. The Shares may not be sold, and offers to buy may not be accepted, prior to the time the Registration Statement becomes effective.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 1.2 to the Registration Statement and is incorporated herein by reference. The Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Agreement and in the context of the specific relationship between the parties. The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1	Equity Distribution Agreement, dated November 13, 2025, by and between Fossil Group, Inc. and Maxim Group LLC (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the SEC on November 13, 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2025

FOSSIL GROUP, INC.

	By:	/s/ Randy Greben
	Name:	Randy Greben
	Title:	Chief Financial Officer